EXHIBIT 5.1

[LETTERHEAD OF STOEL RIVES LLP]

May 30, 2008

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

Ladies and Gentlemen:

We are acting as counsel to Raser Technologies, Inc., a Delaware corporation (the “Company”), in connection with (a) the proposed issuance and sale by the Company from time to time of up to an aggregate amount of $25,000,000 of the Company’s common stock, par value $0.01 per share (the “Shelf Common Stock”), preferred stock, warrants, senior debt securities and subordinated debt securities (collectively with the Shelf Common Stock, the “Shelf Securities”) and (b) the sale by certain of the Company’s security holders from time to time of up to an aggregate amount of $55,000,000 of the Company’s 8.00% Convertible Senior Notes due 2013 (the “Notes”), and the underlying shares of common stock (the “Note Common Stock” and, together with the Notes and the Shelf Securities, the “Securities”), par value $0.01 per share, of the Company issuable upon conversion of the Notes, pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”). The Securities may be sold from time to time pursuant to Rule 415 under the 1933 Act.

The senior debt securities and subordinated debt securities will be issued pursuant to separate indentures between the Company and a commercial bank or trust company, or other qualified trustee, as supplemented by a supplemental indenture or other instrument as appropriate to issue such senior debt securities and subordinated debt securities (each, a “Supplement,” and together with the applicable indenture, a “Shelf Indenture”).

The Notes were issued pursuant to an indenture, dated as of March 26, 2008 (the “Note Indenture”), by and between the Company and The Bank of New York, as trustee.

Raser Technologies, Inc.

May 30, 2008

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

We have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. Based on our review and on the assumptions set forth below, we are of the opinion that:

1. When (i) the issuance of the Shelf Common Stock to be issued by the Company has been duly authorized, and (ii) the terms of its issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and (iii) upon receipt by the Company of the purchase price for the Shelf Common Stock, the Shelf Common Stock will be validly issued, fully paid and nonassessable.

2. When (i) the issuance of the preferred stock to be issued by the Company has been duly authorized, (ii) the terms of its issue and sale have been duly established, in conformity with the Company’s certificate of incorporation and the Delaware General Corporation Law, and (iii) a certificate of designations with respect to the applicable series of the preferred stock has been duly filed with the Secretary of State of the State of Delaware, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the preferred stock will be validly issued, fully paid and nonassessable.

3. When (i) the warrants have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the warrants and the applicable warrant agreement have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the warrants will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

4. When (i) the senior debt securities have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the applicable Shelf Indenture and any applicable Supplement have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in

Raser Technologies, Inc.

May 30, 2008

accordance with the applicable Shelf Indenture as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the senior debt securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

5. When (i) the subordinated debt securities have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the applicable Shelf Indenture and any applicable Supplement have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in accordance with the applicable Shelf Indenture as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the subordinated debt securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

6. The Notes are valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

7. The issuance of the Note Common Stock issuable upon conversion of the Notes has been authorized by all necessary corporate action of the Company and, when issued upon conversion of the Notes pursuant to the terms and conditions of the Notes and the Note Indenture, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of all originals of such latter documents. We also have assumed that (i) the Registration Statement and any amendments thereto shall have become effective, (ii) a prospectus and prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement shall have been filed with the SEC, (iii)

Raser Technologies, Inc.

May 30, 2008

the trustee under the applicable Shelf Indenture shall have been determined to be eligible and qualified under section 310(a) of the Trust Indenture Act of 1939, as amended, (iv) the trustee under the Note Indenture has authorized, executed and delivered the Note Indenture, and such Note Indenture is the valid, binding and enforceable obligation of the trustee, (v) the number of shares of common stock and preferred stock to be issued, together with all other shares of common stock and preferred stock that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s certificate of incorporation, (vi) resolutions authorizing the Company to register, offer, sell and issue the Shelf Securities shall have been duly adopted and shall remain in full force and effect, (vii) the Securities shall have been issued in compliance with applicable federal and state securities laws, and (viii) the interest rate, if applicable, on the Securities shall not exceed the maximum lawful rate permitted from time to time under applicable law.

We are members of the bar of the State of Utah and do not express any opinion in this letter covering any law other than the law of the State of Utah, the Delaware General Corporation Law, the law of the State of New York and the federal laws of the United States, in each case as in effect on the date hereof.

For purposes of this letter, “law of the State of New York” means and is limited to present published statutes of the State of New York, the administrative rules and regulations of agencies of the State of New York as contained in the present published Official Compilation of Codes, Rules and Regulations of the State of New York, and the present published decisions of the courts of the State of New York that in each instance are normally applicable to transactions of the type contemplated by the Registration Statement.

We hereby authorize and consent to the use of this opinion as Exhibit 5.1 of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in each prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the 1933 Act or the rules and regulations of the SEC.

Very truly yours,

/s/ STOEL RIVES LLP